Exhibit 99.1

For Immediate Release
CONTACT:	July 19, 2007
Doral Financial Corporation
Investor Relations & Media:
(787) 474-6711

Olga Mayoral-Wilson, APR
Executive Vice President
Chief Communications Officer
Corporate Communications

Lucienne Gigante
Vice President
Investor Relations
Corporate Communications

For Doral Holdings Delaware, LLC:
(212) 333-3810
Melissa Daly
Elizabeth Patella
Brunswick Group
— DORAL FINANCIAL CLOSES SALE OF SHARES TO DORAL HOLDINGS DELAWARE, LLC —
SAN JUAN, Puerto Rico, July 19, 2007 — Doral Financial Corporation (NYSE:DRL) (“Doral” or the “Company”) announced today that it had closed the sale of 968,263,968 shares of its common stock, $0.01 par value per share, to Doral Holdings Delaware, LLC (“Doral Holdings”), a newly formed entity in which Bear Stearns Merchant Banking and other investors, including funds managed by Marathon Asset Management, Perry Capital, the D. E. Shaw group and Tennenbaum Capital Partners, invested. Following the closing, Doral Holdings owns approximately 90% of the common shares of Doral that are outstanding.
The Company’s currently outstanding shares of common stock will continue to be traded in the New York Stock Exchange under the Company’s current symbol, “DRL.”
Glen R. Wakeman, Chief Executive Officer and President, stated, “We appreciate the confidence which professional investors are showing in Doral Financial’s potential through this substantial investment. We are also most thankful for the support that we have received from our depositors, our customers, our regulators, our employees and existing shareholders with respect to our successful recapitalization. Doral Financial now moves forward in sound fashion with Doral Bank as its strong core foundation. Our future growth will be pursued on a path of compliance, productivity and top-of-the-line service to build the value of Doral to all its constituents.”
“The investment by Doral Holdings demonstrates our commitment to Doral’s management team and their strategic vision. The investor group recognizes that a lot of work and dedication will be required on the part of Doral’s management and its employees to continue to build Doral’s brand and profitability. We are looking forward to the opportunities that lay ahead,” said David E. King, Senior Managing Director and Partner of Bear Stearns Merchant Banking.

FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements. In addition, Doral Financial may make forward-looking statements in its press releases or in other public or shareholder communications and its senior management may make forward-looking statements orally to analysts, investors, the media and others. These “forward-looking statements” are identified by the use of words or phrases such as “would be,” “will allow,” “intends to,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project” or similar expressions.
Doral Financial cautions readers not to place undue reliance on any of these forward-looking statements since they speak only as of the date made and represent Doral Financial’s expectations of future conditions or results and are not guarantees of future performance. Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to, the following:
•	potential adverse developments from ongoing enforcement actions by bank regulatory agencies;

•	risks associated with recent losses and their adverse impact on Doral Financial’s capital position;

•	risks associated with the Company’s contingent obligations regarding recourse arrangements and representations and warranties in connection with its loan sales;

•	risks arising from the downgrades and potential further downgrades in the credit ratings of Doral Financial’s securities;

•	risks associated with the potential impact of fluctuating interest rates on Doral Financial’s net interest margin resulting from the current mismatch in its assets and liabilities;

•	Doral Financial’s ability to attract new clients and retain existing clients;

•	Doral Financial’s ability to retain and attract key employees;

•	Doral Financial’s ability to successfully implement new business strategies;

•	Doral Financial’s ability to derive sufficient income to realize the benefits of its deferred tax asset;

•	potential adverse developments in the credit quality of Doral Financial’s loan portfolio;

•	risks associated with the effects of global, national and regional economic and political conditions, including with respect to fluctuations in interest rates;

•	risks arising from worsening economic conditions in Puerto Rico;

•	potential adverse developments in connection with the ongoing grand jury investigation by the U.S. Attorney’s Office for the Southern District of New York;

•	risks associated with Doral Financial’s inability to prepare and timely file financial statements;

•	risks arising from material weaknesses in Doral Financial’s internal control over financial reporting; and

•	developments in the regulatory and legal environment for financial services companies in Puerto Rico and the United States.
     The Company does not undertake and specifically disclaims any obligation to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of those statements.
     Investors should carefully consider these factors and the risk factors outlined under Item 1A, Risk Factors, in Doral Financial’s 2006 Annual Report on Form 10-K for the year ended December 31, 2006 and quarterly report on Form 10-Q for the first quarter of 2007, which are available at the SEC’s web site at http://www.sec.gov.

2